UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains, or may contain, among other things, certain “forward-looking statements”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the SEC. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2016, PositiveID Corporation (the “Company”) entered into a Reserve Equity Financing Agreement (the “Investment Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”). Under the terms of the Investment Agreement, GHS has agreed to provide the Company with up to $7,000,000 of funding in the form of purchases of shares of the Company’s common stock. GHS will only make these purchases after a registration statement on Form S-1 registering these future shares is declared effective by the Securities and Exchange Commission (the “SEC”).

Following effectiveness of the registration statement, the Company shall have the right to deliver puts to GHS and GHS will be obligated to purchase registered shares of the Company’s common stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall be equal to twice the average of the daily trading volume for the Company’s common stock during the five trading days preceding the put date, so long as such amount does not exceed 9.99% of the outstanding shares of the Company. Pursuant to the Investment Agreement, GHS and its affiliates will not be permitted to purchase and the Company many not put registered shares of the Company’s common stock to GHS that would result in GHS’s beneficial ownership totaling more than 9.99% of the Company’s outstanding common stock. The price of each put registered share shall be equal to 80% percent of the lowest volume-weighted average price of the Company’s common stock for the five consecutive trading days preceding the date on which the applicable put notice is delivered to GHS. No put will be made in an amount lower than $5,000 or greater than $250,000 without the prior approval of GHS. There will be a minimum of 10 trading days between put notices unless agreed to otherwise by GHS in writing. Puts may be delivered by the Company to GHS until the earlier of 24 months after the SEC first declares the registration statement on Form S-1 effective or the date on which GHS has purchased an aggregate of $7,000,000 worth of put registered shares.

The foregoing description of the terms of the Investment Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 2, 2016, the Company filed a Certificate of Elimination for its Series C Convertible Preferred Stock (“Series C”), Series F Convertible Preferred Stock (“Series F”), and Series H Convertible Preferred Stock (“Series H”) (“Certificate of Elimination”) with the Delaware Secretary of State to eliminate from its Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), all references to the Company's Series C, Series F, and Series H. No shares of the Series C, Series F, or Series H were issued or outstanding upon filing of the Certificate of Elimination.

A copy of the Certificate of Elimination, which became effective on September 2, 2016, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Elimination to Eliminate the Company’s Series C Convertible Preferred Stock, Series F Convertible Preferred Stock, and Series H Convertible Preferred Stock
10.1	Reserve Equity Financing Agreement, dated August 29, 2016, with GHS Investments LLC
10.2	Registration Rights Agreement, dated August 29, 2016, with GHS Investments LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date:	September 2, 2016	By:	/s/ William J. Caragol
		Name:	William J. Caragol
		Title:	Chief Executive Officer